Exhibit 10.4

SECOND AMENDMENT TO EXECUTIVE RETENTION AGREEMENT

This Second Amendment to Executive Retention Agreement (the “Amendment”) is entered into on this 28th day of September, 2010, by and between ModusLink Global Solutions, Inc. (formerly known as CMGI, Inc.), a Delaware corporation (the “Company”) and Peter L. Gray (“Executive”), but effective as of January 1, 2009;

WHEREAS, the parties have entered into an Executive Retention Agreement dated as of August 28, 2002 (the “Agreement”); and

WHEREAS, the parties entered into Amendment No. 1 to Executive Retention Agreement on the 26th day of July, 2007 (the “First Amendment”)

WHEREAS, the parties mutually desire to further amend the Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

Unless the context indicates otherwise, capitalized terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Agreement (as amended by the First Amendment);

Section 2(b) is amended by deleting the fourth and fifth sentences thereof in their entirety.

Section 2(c) is amended by substituting the following therefore:

“(c) Executive understands and agrees that the payment of the severance benefits called for by Section 2(a) and Section 2(b) of this Agreement are contingent upon his execution and delivery to the Company of the previously described release of claims and such release being effective and not revoked on the sixtieth (60th) day following his termination of employment. The severance payable under Section 2(a) or Section 2(b), as applicable shall commence and be payable in installments on the sixtieth (60th) day after the Executive’s Termination Date provided that the release of claims described above is effective on such date. If the release of claims is not effective on the sixtieth (60th) day after the Termination Date no severance benefits will be payable. Executive’s rights to the severance under Section 2(a) or Section 2(b) shall constitute the sole remedy of the Executive in the event of termination of the Executive’s employment. For purposes of this Agreement the Executive’s termination of employment shall mean his “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).”

The Agreement is affirmed, ratified and continued as amended by the First Amendment and as further amended hereby.

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first written above.

MODUSLINK GLOBAL SOLUTIONS, INC.		EXECUTIVE

By:	/s/ Joseph C. Lawler	/s/ Peter L. Gray
	Joseph C. Lawler	Peter L. Gray

Its:	Chairman, President and CEO